OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call

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Q3 2018 Patrick Industries Inc Earnings Call

EVENT DATE/TIME: OCTOBER 25, 2018 / 2:00PM GMT

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OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call CORPORATE PARTICIPANTS Andy L. Nemeth Patrick Industries, Inc. - President Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO CONFERENCE CALL PARTICIPANTS Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Daniel Joseph Moore CJS Securities, Inc. - Director of Research Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst PRESENTATION Operator Good morning, ladies and gentlemen, and welcome to the Patrick Industries, Inc. Third Quarter 2018 Earnings Conference Call. My name is Michelle, and I will be your operator for today. Please note that this conference call is being recorded. I will now turn the call over to Ms. Julie Ann Kotowski from Investor Relations. Ms. Kotowski, you may begin. ───────────────────────────────────────────────────────────────────────────────────── Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Good morning, everyone, and welcome to Patrick Industries Third Quarter 2018 Conference Call. I am joined on the call today by Todd Cleveland, Chairman and CEO; Andy Nemeth, President; and Josh Boone, CFO. Certain statements made in today's conference call regarding Patrick Industries and its operations may be considered forward-looking statements under the securities laws. There are a number of factors, many of which are beyond the company's control, which could cause the actual results and events to differ materially from those described in the forward-looking statements. These factors are identified in our press releases, our Form 10-K for the year ended 2017 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update these statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law. I would now like to turn the call over to Todd Cleveland. ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 2

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thank you, Julie Ann. Good morning, everyone, and thank you for joining us on the call today. We're pleased to report another quarter of continued organic and strategic top and bottom line growth, operational performance and execution and confidence and enthusiasm related to all 4 of primary markets we serve based on strong demographics and fundamentals. Our third quarter revenues increased 41% to $575 million in light of the discipline and tactical balancing of production schedules and inventories by the RV, OEMs and dealers. This rebalancing is strategically designed to ensure that dealer inventories are well positioned to support current and expected strong retail demand expectations. Our disciplined capital allocation strategies and strategic initiatives, combined with our strong demand patterns in our core markets outside of RV, which now comprise approximately 40% of our revenues, also resulted in strong performance and accretion of both top and bottom line. Our third quarter net income per diluted share increased 60% from the third quarter of 2017. And on a year-to-date basis, our revenues and net income per diluted share increased 49% and 63%, respectively. On a trailing 12-month basis, our revenues exceeded $2.2 billion, and our diluted earnings per share were $4.93. Now I'll turn the call over to Andy, who will further review our primary markets and performance. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Thank you, Todd. As noted, we remain energized and optimistic about the opportunities in front of us to continue to drive our business model and the fundamentals behind our market expectations in all 4 of our primary markets. Our leisure lifestyle markets, collectively RV and marine, represent 76% of our third quarter revenue and are centered around spending quality time with family, balanced connectivity and creating lifelong experiences and memories. Additionally, our housing and industrial markets, which comprise the other 24% of our consolidated revenue base, represent foundational pillars in the generational timeline. In the third quarter of 2018, we continued to diversify our core market concentration with our RV and non-RV revenue mix representing 62% and 38%, respectively. Strong demographic trends with millennials, Gen Xs, Gen Ys and baby boomers, coupled with consumer confidence and historically low interest rates, all point towards slow and steady growth in each of these markets, despite recent volatility and seasonal and capacity rebalancing. Now I'd like to provide an update and some additional color on each of the core markets we serve. Our third quarter 2018 RV revenues were up 30% over the third quarter of 2017 despite an estimated 12% decline in wholesale unit shipments. While third quarter 2018 RV wholesale shipments appropriately decreased as a result of the calibration of production in inventories that Todd noted, this THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 3

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call decline is off of a base which was up 24% in the third quarter of 2017 and 19% in the third quarter of 2016 and still represents the second-highest third quarter shipment level in history. As you may recall, from the last few years prior to 2018, the RV dealers were short on inventory heading into the spring selling season as a result of strong double-digit retail demand, and they experienced longer-than-current lead times in orders placed. Heading into the fall 2017 dealer open house and 2018 model year, these trends were expected to continue, so dealers continue to place strong orders in the third and fourth quarters in order to position themselves for the 2018 calendar year selling season and ensure that they have adequate levels of products on hand to satisfy anticipated and subsequently realized customer demand. The OEMs meanwhile have gained significant traction through strategic capacity initiatives, which reduced lead times and optimized inventory days on hand, filled order backlogs and restocked the channel on a much more competitive real-time basis. And we're able to supply dealer order demand levels quicker, which was further exacerbated by a longer-than-normal winter in the northern region of the country. The short-term 2018 inventory buildup has been aggressively managed by both OEMs and dealers alike, and RV manufacturers have positioned themselves to better flex their production schedules to support retail expectations. We as well have the ability and capacity to flex our model to support our OEM partners, and the seasonal rebalancing has resulted in much-needed time off for our team members to recharge their batteries and become more efficient and productive. On the RV retail side, North American initial retail shipments through August were up 6% and are expected to be further revised upwards as states complete reporting, consistent with past practice. Full year 2017 retail units sold were approximately 470,000 units, up more than 13% from the 2016 retail unit shipments of approximately 416,000 units. It's important to note that initial headline retail reporting continues to reflect incomplete data based on delays in government tracking systems and is revised upwards monthly for as much as 12 months after the initial reports. Based on extrapolating prior year revisions to the current year, we estimate 2018 adjusted retail to be up mid- to high single digits year-to-date through August, outpacing 2018 year-to-date wholesale shipment growth and further evidencing the inventory rebalancing previously discussed. Dealer inventories have improved in the last several months with more than 60,000 units being pulled out of the dealer channel from April through August as retail units have grown at a mid- to high single-digit rate, and wholesale shipments have estimated to decline at a double-digit rate in Q3. Our recent reports and touch points across the entire RV spectrum continue to reflect overall confidence and suggest that the annual open houses that OEMs held for dealers in the August-September time frame experienced strong traffic, excitement for new innovative fresh products and enthusiasm of consumers in anticipation of continued retail demand. Based on the capacities brought online and the reduced lead times, we expect dealers to be able to manage lower inventories, thus likely reducing their open house orders in Q4 with the understanding and experience that OEMs can fill backlogs and restock the channel much faster than the prior years, providing real-time balance for all parties across the THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 4

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call channel. This balance, flexibility and adaptability is a reflection of the positive dynamic and discipline that exists in the RV space today compared to prior periods and cycles. The strength in retail continues to be supported by strong consumer confidence and favorable demographic trends with new younger buyers continuing to enter the channel. This, coupled with the anticipation of incremental repeat buyers emerging, should continue to result in momentum for continued demand in the industry in both new entrants and for the future as families grow and upgrade to larger units with more amenities. Additionally, according to industry sources, approximately 23% or 19 million of the millennials in the U.S. are highly likely to be RV buyers over the next several years. Both dealer and consumer credit environments appear healthy. While the current equity market volatility, tariffs, political tensions and rising interest rates may be creating some headwinds, we believe the long- term industry and demographic fundamentals discussed outweigh these attractors, which have the potential to temper currently expected mid- to high single-digit 2019 retail shipment growth trends to low to mid-single-digit 2019 retail growth based on trended information and industry color. The RVIA has recently published a range for 2019 wholesale unit shipment expectations from 486,000 units on the low end to 511,000 units on the high end and representing low single-digit declines to low single-digit growth. Assuming retail demand remains strong, we estimate that dealer inventory weeks on hand will have been reduced to the lowest level in the last 5 years. Whether the industry operates at the low end of the RVIA estimates or the high end of the estimates, we are optimistic about the overall long- term prospects for the industry and poised to drive our business model up this better-than-historical baseline wholesale shipments platform and continue to execute on our strategic initiatives and capital allocation strategy to drive value and results. On the marine side of our business, our component product lines continued to expand, supported by both organic and strategic growth. An ideal complement to the leisure family lifestyle model, our marine platform has helped drive accretive incremental gross and operating margins and synergies. This industry represents continued opportunity to further increase our presence, content and overall business value proposition as a key value-added component solutions provider with the resources and innovative thought processes to grow and support their needs and expectations. Our third quarter 2018 revenues in this market, which now represent 14% of our current quarter consolidated sales, were up 138% over Q3 2017. And on a full year basis, our revenues were up 153%. So far in 2018, we have expanded our footprint in the marine market through the completion of 5 acquisitions in the first 9 months of the year in the marine space, with the latest being Engineered Metals and Composites, or EMC, at the end of September. Year-to-date through September, overall marine powerboat retail shipments are up approximately 2%, with aluminum and pontoon combined sales up 3% and ski and wake sales up 8%. This market continues to make a steady recovery, averaging single-digit annual growth rates since 2010, currently operating off of an inventory of used boats in the marketplace with an average age of 24 to 25 years with a 30-year estimated life and with 1 million boats expected to be retired over the next 4 years. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 5

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Marine OEMs have continued to strive for more value-added content on boats, bringing increasing comfort and convenience to allow for the ideal leisure lifestyle experience. All indicators point toward another solid year in the marine industry and continued growth trajectory in 2019 of low to mid-single digits based on low channel inventories, high turn levels and continued positive demographics. On the housing and industrial side of our business, our manufactured housing sales represent 12% of our total revenues and were up 28% over the third quarter of 2017, outperforming industry growth for the same period, currently estimated between 8% and 10%. We continue to see and feel the tailwinds in the MH space and are increasingly more excited about the overall long-term growth prospects in housing and in particular, manufactured housing, driven by pent-up demand and the need for quality affordable housing. Moreover, additional liquidity is expected to be injected into the market with Fannie Mae's 2018 strategic priorities for the MH market, which includes objectives specific to the industry related to increasing purchase volume of manufactured homes secured by real estate, increased outreach, education and analysis, developing an enhanced manufactured housing loan product for quality MH loans and developing and supporting a channel loan pilot program, potentially including securitization structures. More specifically, Fannie Mae has already reduced the down payment required for MH loans in 2018 and expects to purchase approximately 5,000 additional manufactured housing loans secured by real estate, representing between approximately $550 million and $650 million over the next 3 years, ultimately adding credit capacity to this space. This pilot program is designed to provide financing to the underserved manufactured housing market and allow Fannie Mae to continue to evaluate, develop and create enhanced loan products to serve the manufactured housing communities. We've also seen changes in financial regulations, including reversing part of Dodd-Frank in efforts to ease the regulatory burden of smaller financial institutions, which would reduce the total cost of borrowing and further drive increased demand in this space. Our industrial revenues, which represents 12% of our consolidated revenue base in the third quarter and are focused on the residential housing, hospitality, high-rise and commercial markets, increased 53% from the prior year period as a result of both strategic and organic growth. Our industrial platform serves both single and multifamily, including new construction and remodel markets, and we continue to be excited about the opportunity in our component solutions-based strategy. Combined single and multifamily residential housing starts were up 4% and 6% in the third quarter and year-to-date, respectively, with the southern and western regions driving the growth. While interest rates and tariffs are creating some current headwinds, the lack of affordable housing capacity and inventories, improving consumer credit, jobs and wage growth and demographic trends related to new buyers and those looking to downsize play well into our core housing and industrial market model. We are currently anticipating high single-digit to low double-digit growth rates in MH wholesale units for THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 6

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call fiscal 2019 and mid-single-digit growth rates in the residential housing markets, with potential double- digit growth rates in particular in the southern and western regions, housing, hospitality and commercial markets. On the acquisitions front, we continue to execute on our strategy and year-to-date have completed 8 acquisitions representing more than $330 million in annualized revenues and spanning across all 4 of our primary markets. Our combined 2017 and 2018 acquisitions in general have a higher gross margin profile and higher operating expense margin profile compared to our consolidated margin profile, and it resulted in incremental gross and operating margin accretion as well as organic revenue growth. We've repurchased more than 1.5 million shares and continue to maintain a disciplined leverage ratio, allowing for flexibility and continuous capacity to execute and return value to our shareholders. I'll now turn the call over to Josh, who will provide additional comments on our financial performance. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Thanks, Andy. Our consolidated net sales for the third quarter increased 41% to $575 million from $408 million in the same quarter of 2017, reflecting both strategic and organic growth in addition to market share gains, geographic and product expansion efforts and the impact of acquisitions. Our third quarter and 9 months operating results reflect organic and strategic revenue growth, the execution of acquisition-related growth synergies, incremental gross and operating margin improvement that was driven and supported by leveraging our fixed costs, plant operating efficiencies, reduced plant overtime and turnover and by the accretive margin profiles of our acquisitions in addition to earnings per share accretion. The 8 acquisitions we completed thus far in 2018 contributed approximately $82 million of revenues in the third quarter and $162 million for the first 9 months. Revenue from our leisure lifestyle markets, which is comprised of the RV and marine markets, increased 42% with RV revenues up 30% and marine revenues up 138% over Q3 2017. RV content per unit increased 36% from $2,123 to an estimated $2,881 per unit. Estimated marine content per unit increased 152% from $420 to $1,058 per unit. Revenues from our housing and industrial markets increased 39%, with MH revenues up 28% and industrial revenues up 53%. Our estimated MH content per unit increased 22% from $2,159 to $2,632 per unit. For the second half of 2017 and the first half of 2018, we experienced inflationary price increases in certain raw materials and commodity-based components. Over that time period, we have taken steps to address incremental costs through a combination of implementing efficiency process improvements, sourcing alternatives or less expensive material offerings and partnering with our customers and material price movements up and down. We have since seen commodity stabilize and in some cases have declined, and we'll likewise pass along price decreases to customers and partnerships as THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 7

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call mentioned. In terms of our input costs, recent tariffs under Section 232 on aluminum and steel had minimal impact in the second and third quarters of 2018 as we sourced more than 95% of our metals domestically, representing less than 10% of our total input costs. However, whether sourced domestically or not, domestic market prices rose in alignment with demand and rising market prices as a result of these tariffs. It's also important to note that we source over 90% of all of our materials either domestically or outside of China. Lists 1 and 2 of Chinese tariffs under Section 301 also had minimal impact in the quarter. The most recent announced tariffs for China imports under Section 301 List 3 that went into effect in late September include certain items that we do source directly from China. We have been actively working to mitigate the incremental costs from the tariffs by strategically increasing inventory levels leading up to the effective date, leveraging our Chinese suppliers and exploring alternative sources for product. And we will continue to look for ways to mitigate cost increases as we progress through the remainder of the year and head into 2019 and may experience some minor short-term volatility in margins as we work through the dynamics of tariff timing, impact and magnitude. As previously noted, over the last few quarters, RV manufacturers and suppliers alike have positioned themselves to flex their production schedules to support both wholesale and retail expectations and balance the hours worked by their respective workforces in order to attract, retain and provide a healthier overall labor environment with employees getting quality time off with their families on both weekends and during the traditional 2-week shutdowns over July 4 and Christmas. The more normalized production schedule, aligned with our continuous investments in our workforce over the last 24 months, have led to improved operating efficiencies, reduced overtime costs and an overall reduction in our employee turnover rate. Additionally, we continue to look to execute on synergy realization within our brands, leverage our fixed cost structure on incremental revenues and deploy strategic and targeted capital investments to help drive operational improvements. All of these factors have helped drive incremental margin improvement. Our gross margin in the third quarter increased 150 basis points to 18.5% as a result of the contribution of our acquisitions over the past 18 months and the factors previously described. Operating expenses were 10.8% of sales in the third quarter. Warehouse and delivery expenses and SG&A increased 90 basis points, primarily due to certain acquisitions completed in 2017 and 2018 having a higher operating expense profile relative to Patrick's overall operating expense profile. Intangible asset amortization increased 30 basis points as a result of the continued acquisition activity over the prior 12 months. Operating income increased 48% to approximately $45 million in the third quarter. For the first 9 months, operating income increased 59% to $140 million. The third quarter of 2018 operating margin of 7.8% increased 40 basis points compared to the prior year, primarily due to the factors previously described. Our net income per diluted share in the third quarter of 2018 was up 60% to $1.15 compared to $0.72 in the prior year. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 8

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Our effective tax rate for the third quarter of 2018 was 25.3%. For the full year 2018, we are estimating our effective tax rate to be between 25% and 26%, excluding the impact of stock compensation and other discrete items. As we progress through the fourth quarter, we expect to continue to capitalize on our growth initiatives, driving both strategic and organic revenue growth. With the strong demand patterns in our core markets outside of RV, we would expect to drive consolidated organic revenues in the fourth quarter despite the expectation of RV shipments being down in the quarter as previously highlighted and also adjusting for less days in our fiscal calendar. Our fiscal calendar for 2018 results in 5 less days in the fourth quarter compared to 2017, and as such will impact the fourth quarter by approximately $40 million to $50 million in revenues when compared to the prior year. Given all of these factors, we are anticipating operating margin improvement to still be in the range of 30 to 50 basis points for the full year 2018. Now turning to the balance sheet. Our total assets increased approximately $353 million from December 31, 2017, primarily reflecting the growth in our business, the addition of acquisitions and seasonal working capital ramp-up. In the first 9 months, operating cash flows increased approximately 285% to $127 million compared to $33 million in 2017. Our current business model and recent acquisitions provide tremendous flexibility and position us to generate strong operating cash flows to support our strategic growth plans. For 2018, we are still estimating operating cash flows in excess of $175 million. As you will recall, in June 2018, our total credit facility was expanded to $900 million to provide additional flexibility and dry powder to continue to execute on our capital allocation strategy, which includes maintaining a disciplined leverage position. Our leverage position relative to EBITDA was approximately 2.3x at the end of the third quarter. In addition, in the third quarter, we put in place strategic targeted interest rate swaps to hedge changes in variable interest rates over the remaining life of our existing credit facility. In doing so, we now have approximately 60% of our total debt outstanding as of September 30, 2018, fixed at a blended cash interest rate of 3.1%. Our credit availability at the end of the third quarter was approximately $434 million, which when combined with ongoing operating cash flows provides us with the flexibility and dry powder to continue to execute on our disciplined capital allocation strategy. In alignment with our strategic growth plan, we continue to put capital to work, having strategically invested more than $390 million through the first 9 months of the year, of which $290 million was allocated to acquisitions. We completed 1 acquisition, EMC, at the end of the third quarter, 8 overall in the first 9 months of the year and further reinvested in the business through significant stock buybacks by taking advantage of volatility in the equity markets. In terms of stock buybacks, year-to-date, we've repurchased approximately 1.5 million shares at an average price of $58.37 per share for a total cost of $88 million. In addition, earlier this week, our Board of Directors authorized an increase in our share repurchase program to $50 million, which includes approximately $4 million remaining under the previous authorization. In the future, we may continue to repurchase shares from time to time in the open market based on volatility in our share price, market THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 9

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call conditions and our preestablished guidelines as determined by management and our Board of Directors. Additionally, we continue to invest in directed capital expenditures to support our strategic growth and expansion plans for certain brands. Our capital spending in the first 9 months of 2018 of approximately $26 million focused on strategic investments in capacity and geographic expansion, increased efficiencies as well as new process and product development. For full year 2018, we currently estimate our total capital spending to be approximately $30 million, of which the majority is related to strategic investments and geographic expansions, capacity planning, increased efficiencies and efforts to reduce operating costs. That completes my remarks. Todd? ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Thanks, Josh. For the remainder of 2018 and into 2019, in anticipation of continued strong fundamental demand in all our end markets, as noted, we remain focused on driving organic and strategic growth, reinvesting in the business within the confines of our disciplined capital allocation strategy. We have ample dry powder via our credit facility to execute on our strategic initiatives, which include a combination of acquisitions, capital expenditures, expansions and stock repurchases, all while maintaining an appropriate and disciplined leverage ratio. Our acquisition pipeline is full and remains strong in all our markets. The strategic acquisitions we made in 2017 and 2018 to date have both increased our content and driven expected returns as well as generated synergy opportunities and additional avenues for continued organic growth across all 4 of our end markets. As we enter into the fourth quarter of 2018 and look ahead to 2019, we're excited about the opportunities in our market and look forward to further strengthening our product portfolio. Our strong financial foundation and commitment of our 8,000-plus team members positions us to deliver growth, drive shareholder value and exceed our customers' expectations. This is the end of our prepared remarks. We're now ready to take questions. ───────────────────────────────────────────────────────────────────────────────────── QUESTIONS AND ANSWERS Operator (Operator Instructions) The first question in the queue comes from Scott Stember from CL King. ───────────────────────────────────────────────────────────────────────────────────── Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Based on the information given on the acquisition revenues in the quarter, it looks like your organic sales were up around 20%, if I'm not mistaken. Could you maybe give us the RV's? Were you still up organically even with the decline in shipments that you saw? ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 10

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Scott, this is Josh. Based on the acquisitions given on the prepared remarks that was related to 2018 acquisitions of $160 million for the year and $80 million for the quarter, organic growth in the quarter was 7% all in. Net of industry growth, we were plus 14%. So our consolidated industry declined 7% based on our estimates for RV shipments and for manufactured housing shipments. ───────────────────────────────────────────────────────────────────────────────────── Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And what did you guys see from a September standpoint from an industry shipment basis? And what are you guys thinking -- and again this is for RVs, what are you guys thinking about the fourth quarter and tying it to your comments about the inventories coming into line. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Scott, this is Andy. As it relates to -- first of all, the third quarter, we ran some calibrations based on our industry tracking and statistics. And we're estimating just overall for the quarter that the quarter is down high double-digit. And so for the fourth quarter, right now, we're thinking that we're going to be down high single digit -- I'm sorry, low double-digit for Q3 and high single-digit for Q4. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes. Based on what we were tracking organically in September, Scott, we anticipate for the quarter low double-digits in RV shipments, translating over to Q4 mid- to high-single-digit decline for the quarter. And back to your original question on RV organic growth, we did have net-net of RV organic growth, net of industry growth in the quarter even with estimated shipments down low double digits. ───────────────────────────────────────────────────────────────────────────────────── Scott Lewis Stember CL King & Associates, Inc., Research Division - Senior VP & Senior Research Analyst Got it. And your margins in this environment, particularly with the organic sales in RVs coming in or shipment numbers coming in, were very impressive. Maybe just talk about your ability to build multiple products from different end markets within your facilities outside of Marine and talk about how that's helping you to limit downtime, for instance, during this inventory correction. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Scott, this is Todd. Yes, that's definitely helped. I mean, we've talked in past about how we're able to utilize both -- most of our facilities to cover at least a couple of different industries, whether it may be RV and MH or MH and industrial, in some cases RV, MH and industrial. As the industry has softened and recalibrated here in the second and third quarter, we've definitely been able to take advantage of increasing and running more efficiently with the utilization of what I call 2 to 3 industries as we go. And as we made -- as I commented in our prepared remarks, our team has done just an outstanding job of aligning the labor workforce with the demand and flexing and training our team members to be able to cross over and take care of the different industries. Even though the product is slightly different, our team has been able to adjust and do what they needed to do in order to maximize our labor efficiencies. ───────────────────────────────────────────────────────────────────────────────────── Operator The next question in the queue comes from Brett Andress from KeyBanc. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 11

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call ───────────────────────────────────────────────────────────────────────────────────── Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP So the 4Q shipments, I think you just said you're expecting down high single digits, and that's coming off of a down 30% in September, if I'm doing my math right, from what you gave us for the third quarter. So I'm just curious, what level of retail sales are you seeing here in September and October? Because running the math on the implied channel inventories, you can get to a pretty big decline there. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Brett, this is Andy. Yes, that's correct. And for September, we think that's the range, that September was down. As it relates to Q3 and Q4 on the retail side, again we're thinking -- so for wholesale, we're thinking -- I'm sorry, we're thinking low double digits or high single digits. And on the retail side, we're thinking low to mid-single-digit growth on retail so continued inventory absorption with retail outpacing wholesale in Q4. ───────────────────────────────────────────────────────────────────────────────────── Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Got it, okay. And then are you -- can you kind of maybe comment what you're seeing or what you saw in retail on your end maybe in September and October? Were you kind of in that mid-to-low-single-digit as well? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President We don't have that yet, but all calibration points to that. ───────────────────────────────────────────────────────────────────────────────────── Brett Richard Andress KeyBanc Capital Markets Inc., Research Division - Associate VP Okay. And then just another one here on tariffs. You mentioned that List 3 include some items that you directly source from China. I guess, what is the total exposure to List 3? And you mentioned some volatility you expect in the margins. Can you give us some more detail on the cadence of that playing out in 2019? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, Brett. This is Josh. Really didn't highlight our total exposure, List 3 included $200 billion of items. Less than 10% of our products, we source from China. So to tell you in the whole scheme of things, it's not a significant material impact. As we progress through Q4, in the prepared remarks, we talked about taking steps and initiatives to help mitigate the costs, including bringing additional inventories on hand heading into the quarter, working with our China suppliers on sharing in some of that cost and then ultimately partnering with our customers on pricing as it progresses to the back half of Q4 and into 2019. As it progresses in 2019, if we see a step-up in tariffs as previously announced, we would take the same steps we've taken headed into Q4. We expect to mitigate as much of the impact as possible, and really the volatility on the margin is just the timing of inventories that are brought on hand, the timing of flushing through that product and the timing of partnering with our customers on the price increases. And all that kind of put together could create maybe some short-term volatility. We don't anticipate a lot, but we just put that out there just in case as we continue to work through these. ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 12

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Operator The next question in the queue comes from Dan Moore with CJS Securities. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research Congrats on another really solid quarter in light of some cross currents. I want to talk about marine, maybe just give us a little bit more color on EMC, number one; and number two, content up now closing in on $1,100 per unit. Remind us where do you see the total addressable market there and where do you see that content going over the next maybe 2 to 3 years. ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer This is Josh. I'll address the latter part there and let Andy talk about EMC. On the marine content per unit, yes, we're a little over $1,000 per unit on a TTM basis. On a pro forma basis, factoring the acquisitions we completed here in Q2 and for 2018, we're about $1,500 in content per unit. Based on the products that we have in our arsenal today, we anticipate -- we estimate about $7,500 of potential overall content per unit, so at about $1,500 a day on a pro forma basis with a $7,500 total addressable market. ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. As it relates to EMC, a relatively small acquisition but a high-quality component tower solutions provider in the southeast sector of the country, which complements our tower solutions that we've got that we recently acquired in partnership with the Marine Accessories Group in June. And so we continue to add value in those -- in that component parts market, and EMC is primarily on the tower solutions side. ───────────────────────────────────────────────────────────────────────────────────── Daniel Joseph Moore CJS Securities, Inc. - Director of Research Very helpful. And one another for me, just in terms of capital allocation. Stock is now trading sub 10x certainly our expectations and even really just on a trailing 12-months basis in terms of earnings. Does the scale slide a little bit more toward repurchases versus acquisitions or you just continue to be opportunistic across the spectrum of allocating capital? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Dan, this is Andy. As it relates to capital allocations, we continue to be opportunistic as it relates to all facets of our capital allocation strategy, and so we're excited about the opportunities that we've got in front of us on the acquisitions front. We've got an extremely strong pipeline. The stock buybacks we've been very active in the market to date. Our board has been extremely supportive in authorizing a new stock buyback program as well. So we expect to continue to operate flexibly within that capital allocation strategy and continue to maintain a very disciplined leverage profile. So we expect to continue to do what we're doing and stay opportunistic. ───────────────────────────────────────────────────────────────────────────────────── Operator The next question in the queue comes from Rafe Jadrosich from Bank of America. ───────────────────────────────────────────────────────────────────────────────────── THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 13

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate You highlighted some -- I mean, obviously, you're still very positive on the long-term growth of RVs, and then you highlighted some near-term destocking issues that are pressuring the growth. Can you talk about when you would expect that to subside and will start to -- when would you expect that to foot into the dealers stocking again? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure, Rafe. This is Andy. As we've talked about in Q3, we've seen some inventory come out of the channel. We still expect retail to be solid. We think it's going -- we're going to go through Q4 on the wholesale side, as noted, down probably high single digits, with low to mid-single digits retail growth through Q4. And so our expectation is that the balancing is taking place, so we'll be much closer to kind of a one-for-one as we head into the 2019 year and really look forward to continued solid retail demand going into 2019. So we think we'll see a little bit more rebalancing through the fourth quarter. But overall, we're still very positive on retail. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO And Rafe, I'd just add, I think the job that the industry has done to kind of rightsize and do what they've done from a recalibrating standpoint has been excellent but also just the benefits that this is going to provide the retail buyers. I mean, if you could imagine walking into your -- to buy your unit and be able to see what you want, be able to get it within 3 to 4 weeks. Compared in the past, you're waiting 6 to 12 weeks. It's just the whole like overall experience is going to be so much better for our entire industry and particularly the retail buyer. ───────────────────────────────────────────────────────────────────────────────────── Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Okay, that helps. And then you've been outpacing the RV industry growth pretty significantly this quarter as well. Have you -- can you talk about what's driving your market share gains, the sustainability of that? And given that the industry has slowed down a lot, have you seen any changes from maybe some of your smaller competitors in terms of pricing to try to get back some of that market share? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure, Rafe. This is Andy. As it relates to kind of competition in the space, it's still pretty disciplined. There's been some volatility related to pricing over the course of this year, but I think everybody has been working through and working diligently to try to mitigate cost impact really across the spectrum. And so again, we haven't seen anything out of the norm there other than trying to manage through the price increases and the tariffs that we've had. And we've been very effective with that and partnering with our customers. As it relates to market share, I think the diversification that we've been able to create across our platform has been very successful. We bring capacity and resources to our acquisition candidates to open up opportunities for them to continue to grow organically, and we've seen solid organic growth really throughout our acquisitions as well as within our incumbent business units that we've got today. So it's really kind of across the broad spectrum, but we expect to continue to take market share on an annual basis. And our team has been very motivated and aggressive at that. And so again, it's really been a combination of a number of different things driving that market share. We've THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 14

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call seen some pricing this year. We expect to give some pricing back as well as we've seen commodities go down in certain situations. But overall, the combined platform has generated some nice organic growth for us, and really we've opened up the acquisition side with a lot of resources. ───────────────────────────────────────────────────────────────────────────────────── Rafe Jason Jadrosich BofA Merrill Lynch, Research Division - Associate Final question. What's your capacity for additional M&A for this year and early next year, just based on where your leverage is right now? ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes, Rafe, this is Todd. As we've talked, I mean, our acquisition pipeline continues to be full in all of our really 4 end markets. We're really excited about what we've been able to do so far this year and what we still have on our plate to be able to digest. I would say, we're going to continue to be opportunistic, taking a look at trying to expand our product portfolio, along with trying to also potentially acquire products that we currently have to be able to synergize and create value for all parties. So we're again very excited about these opportunities moving into the fourth quarter here and then also looking ahead into 2019. ───────────────────────────────────────────────────────────────────────────────────── Operator The next question comes from Craig Kennison from Baird. ───────────────────────────────────────────────────────────────────────────────────── Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst I fell off the call for a bit, so I apologize if anything is redundant. But on the tariff topic, I think you mentioned that 10% of your cost of goods sold or less is sourced out of China. Is that correct as a percentage of cost of goods sold? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Cost of materials, Craig. This is Josh. ───────────────────────────────────────────────────────────────────────────────────── Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Cost of materials. And have you taken a look at the other 90% to understand whether there's any Chinese heritage among your suppliers that are domestic? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer We have, we have. So we factored all of that in from a total supply chain impact of things we source directly and things we may source domestically that have some origination of a part or product that comes from China. So as we continue to analyze and take actions to mitigate the impact, we've taken all those things into consideration here. ───────────────────────────────────────────────────────────────────────────────────── Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 15

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call That's great. And then you had mentioned, I think, 30 to 50 basis points as a margin improvement goal, still on track for that this year. Is that still a good assumption as we look ahead into 2019? Or are there factors that might cause you to change that outlook? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Yes, that's a good assumption. This is Andy. ───────────────────────────────────────────────────────────────────────────────────── Craig R. Kennison Robert W. Baird & Co. Incorporated, Research Division - Director of Research Operations and Senior Research Analyst Okay. And then lastly, on M&A, it sounds like the pipeline is full. I'm wondering, clearly, RV valuations have come in. Market valuations have come in. Have seller expectations changed in this environment? Or is it too soon to tell? ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Craig, this is Todd. I would say, there's really nothing much changed at this point. We're aware of kind of the impact, the slowing and the rebalancing that's taken place in the third and fourth quarters and the impact it's going to have on the RV side of things. I think what we need to do is let some of the reality flush through, some of these potential acquisitions on the RV side, which is what we've done, particularly in the second half here. And we're still excited about the industry long term and acquisitions on the RV side. But to your point, I think there's some realization that needs to take place. And so from a multiple standpoint, I don't think we've seen the multiples necessarily decline, but we need to see some rebalancing take place from an expectation standpoint that we're hoping will happen here in the second half or first half of the Q or '19. ───────────────────────────────────────────────────────────────────────────────────── Operator The next question comes from Steve O'Hara from Sidoti & Company. ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Just -- is there -- I guess, when you think about wholesale shipments for 4Q or for the rest of the year maybe into the first quarter, I mean, is there a level at which your expectations change in terms of this is no longer a inventory restocking, inventory recalibration and it's more the dealers are seeing something on the demand side that is more worrying? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Steve, this is Andy. I think that as we're looking at the back half of the year, we're not seeing any signs right now that retail is peeling off a little bit. Certainly, there's a little bit of market volatility. But overall, we still see solid fundamentals on the retail side through Q3 -- or through Q4 -- through Q3 and Q4 and into Q1 and next year overall. As it relates to wholesale shipment levels, we had very strong shipment levels last year in Q4 just from a comp perspective and as well a little bit into the first part of 2018 in the first quarter. And so our expectation is that even if we're off a little bit in the single-digit range, we still think we're in a good spot from a retail fundamental perspective. And so again, I don't think we're seeing anything right now that gives us pause or caution as it relates to retail strength. We think that again, as THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 16

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call Todd noted, I think -- we think that the OEMs have done a fabulous job of positioning themselves and bringing on capacity, optimizing their performance to be able to position and supply dealers on a much more real-time basis. And so we see the weeks on hand at a great level heading into 2019 and really position for kind of that 1:1 kind of go-forward and much more seasonal trend as we expect into '19 as we've seen over the last couple of years prior to, let's call it, 2016 and 2017, where we just continue to see double-digit quarter-over-quarter growth. So we would expect to get back to a more normalized seasonal trend in 2019 based on the OE's ability to match up wholesale demand with retail. So at this point in time, again, we do not see anything that's causing us pause from a retail fundamental perspective. ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst Okay. And then maybe just on the ordering patterns that maybe, I guess, we're looking for more of a reversion to the mean in terms of what ordering patterns used to be. Does the wholesale delivery -- or has the wholesale delivery timing changed given all the capacity that's been added at the OEMs? So are they able to produce more units in a faster time and then therefore you're kind of maybe the delivery schedule is pushed out a little more because they can deliver more in a faster time period? ───────────────────────────────────────────────────────────────────────────────────── Andy L. Nemeth Patrick Industries, Inc. - President Sure. This is Andy again. Yes, I think, again, they've really balanced things extremely well. And thus, you've seen the large -- a lot of volatility in 2018 in Q2 and Q3 related to wholesale. I think this is -- we feel like this is a couple quarter calibration where we're really getting back to that real-time position to be able to supply the dealers very effectively. So yes, the answer is yes. We think it's in a great spot. ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst And then finally, maybe just on the commodity prices and the impact. Give an estimate for what you think the -- let's say, the recent and most recent tariffs and commodity prices have done to overall RV pricing and maybe what the impact might be on retail sales. ───────────────────────────────────────────────────────────────────────────────────── Todd M. Cleveland Patrick Industries, Inc. - Chairman & CEO Yes, this is Todd. I would say, overall, there's a lot of factors that play into it, and I don't think we're probably equipped to comment on the overall impact. To me, that varies amongst OE and what they decide to do and particularly probably varies amongst product lines. So I'd love to be helpful, but I don't think we'd be qualified to be able to answer that. ───────────────────────────────────────────────────────────────────────────────────── Stephen Michael O'Hara Sidoti & Company, LLC - Research Analyst But I mean, I guess, the question is are you factoring the commodity price to current and future tariffs, et cetera, in terms of your retail sales expectations for 4Q and going forward? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, yes. When we factor those in for retail expectation, this is Josh, Steve, we've taken into consideration the impact of the increased costs on the units related to increased commodities and increased tariffs. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 17

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call ───────────────────────────────────────────────────────────────────────────────────── Operator The next question in the queue comes from Tim Conder with Wells Fargo. ───────────────────────────────────────────────────────────────────────────────────── Marc J. Torrente Wells Fargo Securities, LLC, Research Division - Associate Analyst This is actually Marc Torrente on for Tim. Just 2 quick questions. In terms of the tariff and input cost, how much of the expected gross tariff impact do you think you can mitigate in total next year through your different initiatives? And then on share repurchases, how much was repurchased in Q3 versus Q4 today? ───────────────────────────────────────────────────────────────────────────────────── Joshua A. Boone Patrick Industries, Inc. - VP of Finance, CFO & Secretary-Treasurer Yes, this is Josh. So we think, as we navigate through the tariffs and we leverage all the components we talked about on the tariff front that we can for the most part mitigate the majority, if not all, of the tariffs, in the short term, leveraging our inventories that we have brought on hand heading into Q4, working with our suppliers both short term and long term and then partnering with our customers with pricing over the long term and looking for alternative products. So I would say, as we head into 2019, we would -- our anticipation is that we'll be able to mitigate the majority, if not all, of the impact. And from a share repurchase standpoint, we repurchased approximately 350,000 shares in the quarter for Q3 and then in the month of October, 222,000. ───────────────────────────────────────────────────────────────────────────────────── Operator Okay. We have no further questions at this time, and I'll turn the call over to Ms. Julie Ann Kotowski for further remarks. ───────────────────────────────────────────────────────────────────────────────────── Julie Ann Kotowski Patrick Industries, Inc. - Director of Financial Reporting & IR Thanks, Michelle. We appreciate everyone for being on the call today and look forward to talking to you again at our fourth quarter 2018 conference call. A replay of today's call will be archived on Patrick's website, www.patrickind.com, under Investor Relations. I'll now turn the call back over to our operator. ───────────────────────────────────────────────────────────────────────────────────── Operator Thank you, ladies and gentlemen. This concludes today's teleconference. Thank you for joining. You may now disconnect. ───────────────────────────────────────────────────────────────────────────────────── Editor Company Disclaimer This transcript contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 18

OCTOBER 25, 2018 / 2:00PM GMT, Q3 2018 Patrick Industries Inc Earnings Call materials and commodities, the imposition of restrictions and taxes on imports of raw materials and components used in our products, information technology performance and security, the availability of commercial credit, the availability of retail and wholesale financing for residential and manufactured homes, the availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, increases in interest rates and oil and gasoline prices, adverse weather conditions impacting retail sales, our ability to remain in compliance with our credit agreement covenants, and general economic, market and political conditions. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured housing. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. ───────────────────────────────────────────────────────────────────────────────────── DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2018 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us ©2018 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuterscontent, including by framing or similarmeans, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. 19